Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-228467) of Altus Midstream Company and in the related Prospectus, and
(2)Registration Statement (Form S-8 No. 333-234475) of Altus Midstream Company;

of our report dated February 25, 2021, with respect to the consolidated financial statements of Altus Midstream Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Houston, Texas
February 25, 2021